Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

to Tender Shares of Common Stock

of

GFI Group Inc.

at

$5.25 NET PER SHARE

pursuant to the Offer to Purchase

dated October 22, 2014

by

BGC Partners, L.P.,

an operating subsidiary of

BGC Partners, Inc.

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,

AT THE END OF THE DAY ON NOVEMBER 19, 2014

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if (i) Share Certificates (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) on or prior to the expiration of the Offer. This form may be transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase. The procedures for guaranteed delivery may not be used during any subsequent offering period.

The Depositary for the Offer is:

By Mail: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Overnight Courier: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above, or transmission of instructions via facsimile to a number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. As used herein, “Share Certificates” refers to certificates of shares of Common Stock.

Ladies and Gentlemen:

The undersigned hereby tenders to BGC Partners, L.P., a Delaware limited partnership (the “Purchaser”) and an operating subsidiary of BGC Partners, Inc. a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 22, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock (including restricted shares), par value $0.01 per share (the “Common Stock”) of GFI Group Inc., a Delaware corporation (the “Company”) (each share of Common Stock is referred to herein as a “Share”), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Holder(s):

Certificate No(s). (if available)(1):
(please type or print)

Address(es):

☐ Check if securities will be tendered by book-entry transfer
Name of Tendering Institution:
(zip code)

Area Code and Telephone No.(s):

DTC Account No.:	Signature(s):

Dated: , 2014

(1)	Include certificate numbers for the Common Stock related to the Shares being tendered.

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) that the tender of Shares effected hereby complies with Rule 14e-4 under the Exchange Act and (iii) to deliver to the Depositary Share Certificates, in proper form for transfer, or all tendered Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility (as defined in Section 3 of the Offer to Purchase), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(zip code)

(Authorized Signature)

Name:

(please type or print)

Title:

Area Code and Tel. No.:

Date:                     , 2014

Note:	Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates should be sent with your Letter of Transmittal.